Exhibit 5.1

[Letterhead of Fenwick & West LLP]

April 27, 2006

Natus Medical Incorporated

1501 Industrial Road

San Carlos, California 94070-4111

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Natus Medical Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about April 27, 2006 in connection with the registration under the Securities Act of 1933 of an aggregate of 2,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to issuance under the Company’s Amended and Restated 2000 Stock Awards Plan (“Awards Plan”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 25, 2001;

(2) the Company’s Bylaws, certified by the Company’s Assistant Secretary on April 27, 2006;

(3) the Registration Statement, together with the exhibits incorporated therein by reference, including the Awards Plan;

(4) the prospectus prepared in connection with the Registration Statement (“Prospectus”);

(5) the minutes of meetings and actions by written consent of the Company’s incorporator(s), stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession;

(6) a certificate from the Company’s transfer agent as to the number of outstanding shares of the Company’s capital stock as of April 21, 2006; and

(7) an Opinion Certificate addressed to us and dated of even date herewith, executed by the Company, containing certain factual representations (including without limitation representations as to (i) the number of outstanding shares of the Company’s capital stock; (ii) the number of shares of the Company’s capital stock subject to outstanding options, warrants, conversion privileges and other rights to acquire stock; and (iii) the number of shares of the Company’s capital stock reserved for future issuance under the Company’s equity incentive plans) (“Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing shares of Common Stock have been, or when issued will be, properly signed by authorized officers of the Company or their duly authorized agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations and warranties made by you to us, including but not limited to those set forth in the Opinion Certificate, and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California, and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Restated Certificate of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Based upon the foregoing, it is our opinion that the 2,500,000 shares of Common Stock that may be issued and sold by the Company pursuant to the Awards Plan, when issued, sold and delivered in accordance with the Awards Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP